SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 14, 2004

Date of report (Date of earliest event reported)

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 656-3333

N/A

(Former name and former address, if changed since last report)

Item 5. Other Events.

On July 14, 2004, SYNNEX Corporation (the “Company”), a Delaware corporation, announced that its wholly-owned subsidiary, SYNNEX Canada Limited, had entered into an agreement in which SYNNEX Canada will acquire EMJ Data Systems Ltd. (TSX: EMJ) in an all-cash tender offer for an aggregate purchase price of approximately $56 million CDN or $6.60 CDN per share. Completion of the transaction is subject to regulatory and EMJ shareholder approval, and the satisfaction of other customary closing conditions.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued July 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004

SYNNEX CORPORATION

By:	/s/ Simon Leung
Simon Leung
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued July 14, 2004.